EXHIBIT 11


               CUMMINS ENGINE COMPANY, INC., AND SUBSIDIARIES
    SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS FOR EACH OF THE THREE
                        YEARS ENDED DECEMBER 31, 1993
                      (Millions, except per share data)
    ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~


                                          Weighted     Net
                                          Average    Earnings    Calculated
                                           Shares     (Loss)     Per Share
                                          ~~~~~~~~   ~~~~~~~~    ~~~~~~~~~~
1993
~~~~
Earnings available for common stock
 shareholders                               34.9     $ 169.1      $ 4.85
Options                                       .4           -
                                            ~~~~     ~~~~~~~
Primary earnings per common share           35.3       169.1      $ 4.79
Convertible preference stock                 3.0         8.0
                                            ~~~~     ~~~~~~~
Fully diluted earnings per common share     38.3     $ 177.1      $ 4.63
                                            ~~~~     ~~~~~~~

1992
~~~~
Earnings (loss) available for common
 stock shareholders                         32.9     $(197.5)     $(6.01)
Options                                       .4           -
                                            ~~~~     ~~~~~~~~
Primary earnings (loss) per common share    33.3     $(197.5)     $(5.92)
Convertible preference stock                 3.0         8.0
LYONs                                        1.1         3.3
Other                                          -      (   .4)
                                            ~~~~     ~~~~~~~~
Fully diluted earnings (loss) per common
 share                                      37.4     $(186.6)     $(4.99)
                                            ~~~~     ~~~~~~~~

1991
~~~~
Earnings (loss) available for common
 stock shareholders                         29.7     $( 22.1)     $( .75)
Options                                       .3           -
                                            ~~~~     ~~~~~~~~
Primary earnings (loss) per common share    30.0       (22.1)     $( .74)
Convertible preference stock                 3.0         8.0
LYONs                                        1.1         3.0
                                            ~~~~     ~~~~~~~~
Fully diluted earnings (loss) per common
 share                                      34.1     $( 11.1)     $( .32)
                                            ~~~~     ~~~~~~~~